EXHIBIT 10.5


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                           MIAMI COMPUTER SUPPLY, INC.


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                          MIAMI COMPUTER SUPPLY, INC.
                                SECTION 125 PLAN

                                   ARTICLE I
                              PURPOSE OF THE PLAN

1.01 The purpose of this Plan is to provide eligible Employees of Miami Computer Supply, Inc., with a choice of receiving certain tax-free welfare benefits provided by the Employer in lieu of taxable Compensation. This Plan is intended to qualify as a "cafeteria plan" within the meaning of Section 125 of the Internal Revenue Code of 1954, as amended. The Plan is to be read in manner consistent with the terms of Code Section 125.

                                   ARTICLE II
                                  DEFINITIONS

2.01 "ADMINISTRATOR" means the Employer or such other person or committee as may be appointed from time to time by the Employer to supervise the administration of the Plan.

2.02           "ANNIVERSARY DATE" means the first day of each Plan Year.

2.03 "CODE" means the Internal Revenue Code of 1954, as amended from time to time. Reference to any section or subsection includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.04 "COMPENSATION" means the total wages and salary including overtime payments and bonus payments, which are paid by the Employer to a Participant during the Plan Year.

2.05           "EFFECTIVE DATE" means January 1, 1991.

2.06 "EMPLOYEE" means any person employed by the Employer on a full time basis.

2.07           "EMPLOYER" means Miami Computer Supply, Inc. (MCSI)

2.08 "KEY EMPLOYEE" means any person who is a key employee as defined in Section 416(i)(1) of the Code.

2.09 "PARTICIPANT" means any Employee who participates in the Plan in accordance with Article III.


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2.10           "PLAN" means the cafeteria plan as set forth herein, together with any amendments and supplements thereto.

2.11 "PLAN YEAR" means the twelve consecutive month period commencing on each Plan Anniversary Date, except that the first Plan Year shall be the period commencing on the Plan Effective Date and ending on the day preceding the first Plan Anniversary Date.

A pronoun or adjective in the masculine gender includes the feminine gender, and the singular includes the plural, unless the context clearly indicates otherwise.

                                  ARTICLE III
                                 PARTICIPATIONS

3.01           ELIGIBILITY AND DATE OF PARTICIPATION.
               Each Employee of the Employer shall become eligible to become a Participant hereunder on the date the Employee becomes a participant under one or more of the Employer's welfare benefit plans providing the benefits described in Article IV. Each eligible Employee of the Employer on the Effective Date shall become a Participant on the Effective Date. Employees who become eligible after the Effective Date of the Plan shall become Participants on the Plan Anniversary Date coincident with or next following the date of their eligibility. Any re-employed eligible Employee shall become a Participant on the Plan Anniversary Date coincident with or next following his or her date of re-employment.

3.02           TERMINATION OF PARTICIPANT.
               Participation will automatically terminate on the earlier to occur of the following dates:
               (a) the date the Plan is terminated; or
               (b) the date the Participant is no longer a participant in one of the Employer's welfare benefit plans providing benefits described in Article IV.

ARTICLE IV
PLAN BENEFITS

4.01           AVAILABLE PLAN BENEFITS.
               A Participant may choose to receive his or her full Compensation for any Plan Year in cash or have the Employer apply a part of such Compensation to the cost of the following benefits:
               * Group Health Insurance


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4.02           SOURCES OF WELFARE BENEFITS.
               While the Participant may choose under this Plan to have the Employer apply a part of his or her Compensation to the cost of the benefits listed in Section 4.01, the welfare plan benefits will not be provided by this Plan but by the applicable benefit plans themselves. The applicable welfare benefit plan as amended from time to time, will govern the terms and conditions of coverage and benefits available. The Employer's welfare benefit plan, as amended from time to time, are hereby incorporated by reference into this Plan.

4.03           LIMITATION ON BENEFITS.
               If the Administrator determines at any time that the Plan may fail to satisfy any nondiscrimination requirement imposed by the Code or any limitation on benefits provided to highly compensated Participants or Key Employees, the Administrator shall take such action as the Administrator deems appropriate, under the rules uniformly applicable to similarly situated Participants, to assure compliance with such requirement or limitation. Such action may include without limitation, a modification of elections by highly compensated Participants or Key Employees with or without the consent of such Participants or Key Employees.

                                   ARTICLE V
                             COMPENSATION REDUCTION

5.01           ELECTION OF OPTIONAL BENEFITS IN LIEU OF CASH.
               A Participant may elect under this Plan to receive one or more of the optional benefits described in Section 4.01 in accordance with the procedure described in Section 5.02. If a Participant elects any such optional benefit under this Plan, the Participant's cash Compensation will be reduced and an amount equal to the reduction will be contributed by the Employer under the appropriate welfare benefit plan to cover the Participant's share of such benefit as determined by the Employer. The balance of the cost of each such benefit shall be paid by the Employer.

5.02           ELECTION PROCEDURE.
               Approximately 30 days prior to the commencement of each Plan Year the Administrator shall provide a written election form (which shall include a Compensation reduction agreement) to each Participant and to each other Employee who is expected to become a Participant at the beginning of the Plan Year. The election form shall be effective as of the first day of the Plan year. Each Participant who desires one or more optional benefit coverages described in Section 4.01 for the Plan Year shall so specify on the election form and shall agree to a reduction in his or her Compensation. The amount of the reduction in the Participant's Compensation for the Plan Year shall equal the Participant's share of the cost of each optional benefit elected by the Participant, and shall

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               be adjusted automatically in the event of a charge in any such cost. Each election form must be completed and returned to the Administrator on or before such date as the Administrator shall specify, which date shall be no later than the beginning of the first pay period for which the Participant's Compensation reduction agreement will apply.

5.03           FAILURE TO ELECT.
               A Participant failing to return a completed election form to the Administrator on or before the specified due date for the initial Plan Year of the Plan, or the Plan Year in which he or she becomes a Participant, shall be deemed to have elected to receive his or her full Compensation in cash. A Participant failing to return a completed election form to the Administrator on or before the specified due date for any subsequent Plan Year shall be deemed to have made the same election as was in effect just prior to the end of the preceding Plan Year.

5.04           IRREVOCABILITY OF PARTICIPANT ELECTIONS.
               Elections made under the Plan (or deemed to be made under Section 5.03) shall be irrevocable by the Participant during the Plan Year, subject to change in family status. A Participant may revoke a benefit election for the balance of the Plan Year and file a new election only if both the revocation and the new election are on account of and consistent with a change in family status. A change in family status for this purpose includes marriage, divorce, death of a spouse or child, birth or adoption of a child, termination of employment of a spouse, and other such events the Administrator determines will permit a change or revocation of an election during a Plan Year under Rules and Regulations of the Internal Revenue Service. Any new election under this Section 5.04 shall be effective at such time as the Administrator shall prescribe, but not earlier than the first pay period beginning after the election form is completed and returned to the Administrator.

5.05           AUTOMATIC TERMINATION OF ELECTION.
               Elections made under this Plan (or deemed to be made under Section 5.03) shall automatically terminate on the date on which the Participant ceases to be a Participant in the Plan, although cover of benefits under the Employer's welfare benefit plans shall continue if and to the extent provided by such plans.

                                   ARTICLE VI
                                 ADMINISTRATION

6.01 The Plan shall be administered by the Administrator in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discriminating among them. The Administrator will have full power to administer the Plan in accordance of its details, subject to applicable

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               requirements of law. For this purpose, the Administrator's power will include, but will not be limited to, the following powers, in addition to all other powers provided by law and this Plan:


               (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;
               (b) To interpret the Plan, its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;
               (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
               (d) To appoint such agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Plan; and
               (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

               Notwithstanding the foregoing any claim which arises under the Employer's welfare benefit plans will not be subject to review under this Plan, and the Administrator's authority under this Section shall not extend to any matter as to which an administrator under such plan is empowered to make determinations under such plans.

6.02 The Administrator will make available to each Participant such Plan record, as pertain to the Participant, for examination at reasonable times during normal business hours.

6.03 Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that persons similarly situated will receive substantially the same treatment.

6.04 The Employer agrees to indemnify and to defend to the fullest extent permitted by law any Employee serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who formerly served as an Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


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                                  ARTICLE VII
                                CLAIMS PROCEDURE

7.01 CLAIMS FIDUCIARY - The claims fiduciary for the Plan is the Administrator.

7.02 CLAIM FOR BENEFITS - A claim for benefits under the Plan should be made in writing to the claims fiduciary.

7.03 NOTICE OF CLAIM DENIAL - If the claim for benefits is turned down, wholly or partially, the claims fiduciary will notify the Participant within 90 days after the claim has been filed. The notice of denial will be in clear, understandable language and will give the reasons why the claim was turned down. The Participant will be informed of the Plan Provision or provisions on which the decision was based and will be told what additional information or material the Participant needs to support the claim.

7.04 REQUEST FOR REVIEW OF CLAIM DENIAL - If the claim is turned down the Participant may request a full and fair review of a denial of the claim for benefits. The Participant must make this request of the claims fiduciary in writing within 120 days after receipt of the denial.

7.05 FINAL DECISION - The final written decision of the claims fiduciary will be delivered to the Participant within 60 days of the receipt of the appeal. This period may be extended if circumstances make it necessary.

                                  ARTICLE VIII
                     AMENDMENT AND TERMINATION OF THE PLAN

8.01           AMENDMENTS.
               The Employer may amend the Plan at any time from time to time. Any Plan amendment shall be filed with the Plan documents.

8.02           TERMINATION.
               The Employer intends the Plan to be permanent, but reserves the right to terminate the Plan at any time. In the event of a Plan termination, Compensation reduction will cease. Thereafter neither the Employer nor any of its Employees shall have any further financial obligations hereunder except such that have accrued up to the date of termination and have not been satisfied.

                                   ARTICLES IX
                                  MISCELLANEOUS

9.01           NO GUARANTY OF EMPLOYMENT.
               The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Employer and any Employee. Nothing contained herein shall give any Employee the right to be retained in the employ of the Employer or to

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               interfere with the right of the Employer to discharge any
               Employee at any time, nor shall it give the Employer the right to require any Employee to remain in its employ or to interfere with the Employee's right to terminate his or her employment at any time.

9.02           NON-ALIENATION.
               To the extent permitted by law, no benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or encumbrance of any kind.

9.03           APPLICABLE LAW.
               The Plan and all rights hereunder shall be governed by and construed according to the laws of the State of Ohio, except to the extent such laws are preempted by the laws of the United States of America.

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                           MIAMI COMPUTER SUPPLY, INC

                          BOARD OF DIRECTORS RESOLUTION

The undersigned, being all of the members of the Board of Directors of Miami Computer Supply, Inc., an Ohio Corporation do hereby consent to the adoption of the following resolutions without a meeting pursuant to the Bylaws of the Corporation.

RESOLVED, that the Corporation establish a Cafeteria Plan, qualified under
Section 125 of the Internal Revenue Code, to be known as the Miami Computer Supply, Inc., Section 125 C Plan and that the provisions of the Plan shall read, and they hereby are adopted to read, as set forth in the form examined by each of the undersigned.

FURTHER RESOLVED, that the President or any Vice President and the Secretary of the Corporation be and they hereby are authorized and directed to execute, in the name and on behalf of the Corporation, the Plan in the form examined by each of the undersigned.

FURTHER RESOLVED, that the officers of the Corporation be and they hereby are authorized and directed to execute and deliver all such contracts, agreements, certificates, documents and other instructions, and to do such other acts or things, as may be necessary or advisable, to give effect to the foregoing resolutions and the matters provided therein.

DATE 2-30-90

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                                        Al Schwarz, President


                                        --------------------------------------
                                        Tom Winstel, Vice President


                                        --------------------------------------
                                        Richard Newkold, Vice President


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